Exhibit 99.1

NEWS RELEASE
For Immediate Release

Contact: Scott Veech, Chief Financial Officer

Richard Linden, President & CEO

      (414) 977-4000

MERGE EFILM ANNOUNCES FIRST QUARTER 2005 RESULTS

 Record Revenues and Operating Profits Highlight Financial Performance;

Merger Integration Planning Launched; 2005 Guidance Reaffirmed

Milwaukee, WI, April 28, 2005 - Merge Technologies Incorporated, d.b.a. Merge eFilm, (NASDAQ: MRGE), today announced the financial results for the quarter ended March 31, 2005.  Net sales for the quarter ended March 31, 2005, were $10,501,000, an increase of 22% over net sales of $8,637,000 in the quarter ended March 31, 2004.  Gross margin in the quarter ended March 31, 2005, was 67%, compared to 63% in the quarter ended March 31, 2004.  The Company’s operating margin, defined as operating income divided by net sales, was 30% in the quarter ended March 31, 2005, compared to 25% in the quarter ended March 31, 2004.

In the quarter ended March 31, 2005, operating income was $3,147,000, an increase of 47%, compared to $2,141,000 in the quarter ended March 31, 2004.  Income tax expense in the quarter ended March 31, 2005 was $1,128,000, reflecting a 35% effective rate, compared to $839,000, a 38% effective rate, in the quarter ended March 31, 2004.  In the quarter ended March 31, 2005, net income was $2,096,000, generating diluted EPS of $0.15, compared to $1,354,000 of net income and diluted EPS of $0.10 in the quarter ended March 31, 2004.

Earnings per share before amortization and transaction related costs for the quarter ended March 31, 2005, were $0.20, compared to $0.14 for the quarter ended March 31, 2004.

The Company believes that the earnings before amortization and depreciation and transaction related costs are a meaningful indicator of the Company’s core operating performance.  It is used by management in evaluating such performance and in planning for future periods.  This non-GAAP financial measure should be viewed as supplemental to, and not as an alternative for, the Company’s GAAP financial measures and is reconciled as follows:

	Three Months Ended March 31,
	2005	2004
GAAP net income	$2,096	$1,354
Amortization and depreciation	1,005	831
Income tax effect	(352)	(316)
Non-GAAP net income	$2,749	$1,869

Net income per share – basic	$0.21	$0.15
Weighted average number of shares of common stock outstanding – basic	13,208,370	12,886,780
Net income per share – diluted	$0.20	$0.14
Weighted average number of shares of common stock outstanding – diluted	13,992,241	13,752,543

In the quarter ended March 31, 2005, the Company generated approximately $2.5 million in cash flow from operations.  The Company’s cash balance at the end of the quarter was $22.6 million and there were no outstanding draws on its $15 million unsecured bank line of credit.

Analysis of Results:

“I’m pleased to report to our shareholders that we have successfully balanced our efforts to deliver strong financial performance this quarter while simultaneously planning the integration of our pending merger with Cedara Software Corp. and its subsidiary, eMed Technologies Corporation,” said Richard A. Linden, President and CEO.  “In the first quarter, we added to our direct sales capabilities and expanded our relationship with large national imaging center chains, increased our eCommerce strategies and strengthened our FUSION RIS/PACS™ product portfolio by offering enhanced financial and clinical applications.

Simultaneously, we began the important process of merger integration, and strengthened our capabilities to scale with our future growth as we prepare the new company for post-merger success.  These efforts, along with our operational discipline, form the foundation for reaffirming our pre-merger 2005 guidance.

“We continue to see accelerating interest from our target market for a comprehensive workflow solution from a single, trusted healthcare software solutions provider.  In response to this trend, we are continuously enhancing our North American distribution strategy through a combination of adding direct sales staff, expanding national VAR partnerships and forming new business development relationships.  In the first quarter, we successfully added direct sales staff and now have 25 employees focused on direct sales activities.  We continued our focus on building long-term partnerships with national imaging center chains.  Radiologix, an imaging center corporation with 76 centers, is utilizing our RIS/PACS solution as a key strategy to accelerate their workflow.  Radiologix successfully implemented FUSION RIS/PACS in its Northeast region, and will next focus on moving toward full digital workflow in its San Francisco region.  We realized further market share gains in the RIS/PACS market by adding 18 new FUSION customers, bringing our total FUSION RIS, PACS or RIS/PACS customer base to 213 customers across 425 healthcare facilities. We developed an inside sales strategy in the first quarter designed to enhance the workflow of our current customer base by identifying add-on software module opportunities and RIS/PACS version upgrades that will enhance their workflow.  This strategy will become increasingly important as we expand both our installed base of RIS, PACS and RIS/PACS solutions and the additional portfolio of solutions, add-on software modules and clinical software applications that can be cross sold to these customers.  The leadership and operational tactics deployed three quarters ago in our OEM/VAR group continue to yield strong results.  We continue to see strength and diversity in our OEM/VAR business, including the development of our European VARs that resell our FUSION PACS solution.

“We expanded our eCommerce capabilities to further our extensive reach into the medical imaging sector, offering a broader suite of software applications over the web.  In addition, we enhanced the product feature set and pricing strategies for eFilm Workstation™, the most widely used desktop medical diagnostic software in the world, increasing new sales and renewal rates.  These strategies continue to deliver growing revenues and sales leads as our market leading position in desktop medical imaging software drives customers to our full PACS and RIS/PACS solutions when they are ready to convert to a fully digital workflow solution.

“In the first quarter, our product innovation group released new software that continues to deliver on our promise to accelerate our customers’ productivity.  We strengthened the capabilities of our core FUSION RIS/PACS software by releasing a new version that provides advanced business workflow capabilities, including accounts receivable, collections and cash management, which improve our customers’ financial performance.  Following the closing of our AccuImage acquisition in January we focused on two key initiatives - the integration of AccuImage advanced visualization software capabilities into our RIS/PACS product suite and the sale of AccuImage software applications to our OEM market.  We also began selling AccuImage software applications to FUSION PACS customers, and the Company is in the process of integrating the AccuImage Advanced Visualization features into the FUSION PACS and RIS/PACS workflow.  We have also made steady progress on integrating AccuImage software into eFilm Workstation that will allow us to deliver value-add products to our thousands of eFilm Workstation customers via our eCommerce channel.

“During the first quarter we strengthened the areas of our business that must scale to support the growth and operational activities of the company.  We moved our corporate offices to a new location and focused on the design and acquisition of business systems that will allow us to better manage information and provide operational metrics to guide our business.  Call center management, financial and operational workflow and human resource information systems are among the systems that will allow us more efficiently manage our growing company.  During the quarter, we also focused on enhancing our professional services, creating a new implementation and service delivery model designed to better serve our customers and be more responsive to RIS/PACS implementations and service requests.  We also added new leadership to the professional service group by hiring an executive to lead our growing implementation team responsible for deploying our FUSION RIS, PACS and

RIS/PACS solutions.  And finally, reflective of our size, complexity and market capitalization, we engaged an investor relations firm to communicate our value and strategy to the investment community.

“We believe we are making good progress toward planning the merger of Cedara, eMed and Merge eFilm.  We anticipate the merger to close within several days following successful shareholder votes at the Merge eFilm and Cedara shareholder meetings, which will be held on May 24, 2005.  The senior leadership of the companies has begun planning the integration of the three organizations in order to achieve post-closing revenue and operational goals.  Additionally, cross-company integration teams are being formed to focus on a number of key success initiatives, including go-to-market strategies for the expanded direct and OEM sales teams, product roadmap integration and human resources/organizational development.  Above all, we will remain focused on delivering enhanced value to our customers, shareholders and employees by ensuring both near-term and long-term execution of our business plan.  While recognizing that our shareholders will exercise their right to vote on this merger on May 24th, we remain very focused on our planning activities realizing the importance of executing our business plan immediately after the closing of the merger.

“In summary, I am pleased with our customers’ reception to our pending merger with Cedara and eMed and the expanded products and services we can bring to them.  Operationally, we produced strong financial results while making progress on important service and business growth infrastructure.  Furthermore, we enhanced our products to redefine the definition and value proposition of RIS/PACS through the seamless integration of advanced visualization and clinical applications into our product suite,” said Linden.

Guidance:

The Company reaffirms its 2005 guidance to grow revenues 30% to 35% year over year to a range of $48 million to $50 million.  The Company expects earnings per share before amortization and transaction related costs of $0.88 to $0.95.  The Company also reaffirms its GAAP reported diluted EPS of $0.68 to $0.75, which incorporates an estimated effective tax rate of approximately 30% to 35% for the year.

About Merge eFilm

Merge eFilm is a global healthcare software and services company focused on accelerating the productivity of imaging centers, hospitals and clinics with a suite of RIS/PACS software solutions and professional services.  For over seventeen years, Merge eFilm has been a leader in integration of radiology workflow to improve productivity, profitability and patient care by fusing business and clinical workflow, and intelligently managing and distributing diagnostic images and information throughout the healthcare enterprise. For additional information, visit our web site at www.merge-efilm.com.

Notice to Investors, Prospective Investors and the Investment Community

Cautionary Information Regarding Forward-Looking Statements

Statements in this press release regarding the proposed merger of Merge Technologies, (d.b.a. Merge eFilm) and Cedara Software Corp. which are not historical facts, including expectations of financial results for the combined companies (e.g., projections regarding revenue, earnings, cash flow, cost savings and future growth), are “forward-looking statements.” All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Investors are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. Merge eFilm and Cedara undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances. Important factors upon which the forward-looking statements presented in this release are premised include: (a) receipt of regulatory and shareholder approvals without unexpected delays or conditions; (b) timely implementation and execution of merger integration plans; (c) the ability to implement comprehensive plans for asset rationalization; (d) the successful integration of the IT systems and elimination of duplicative overhead and IT costs without unexpected costs or delays; (e) retention of customers and critical employees; (f) successfully leveraging Merge eFilm/Cedara’s comprehensive product offering to the combined customer base; (g) continued growth at rates approximating recent levels for imaging information systems and other product markets; (h) no unanticipated changes in laws, regulations, regulatory requirements or other industry standards affecting Merge eFilm/Cedara’s businesses which require significant product redevelopment efforts, reduce the market for or value of its products or render products obsolete; (i) no unanticipated developments relating to previously disclosed lawsuits or similar matters; (j) successful management of any impact from slowing economic conditions or consumer spending; (k) no catastrophic events that could impact Merge eFilm/Cedara’s or its major customer’s operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending; (l) no material breach of security of any Merge eFilm/Cedara’s systems; and (m) successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection. In addition, the ability of Merge eFilm/Cedara to achieve the expected revenues, accretion and synergy savings also will be affected by the effects of competition (in particular the response to the proposed transaction in the marketplace), the effects of general economic and other factors beyond the control of Merge eFilm/Cedara, and other risks and uncertainties described from time to time in Merge eFilm/Cedara’s public filings with United States Securities and Exchange Commission and Canadian securities regulatory authorities.

Additional Information

Shareholders are urged to read the joint proxy statement/management information circular regarding the proposed transaction, because it will contain important information. Shareholders are able to obtain a free copy of the joint proxy statement/management information circular, as well as other filings containing information about Merge eFilm and Cedara, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of the joint proxy statement/management information circular and the filings with the Securities and Exchange Commission that will be incorporated by reference in the joint proxy statement/management information circular can also be obtained, without charge, by directing a request to Merge eFilm’s Investor Relations Department at Merge eFilm’s principal executive offices located at 6737 West Washington Street, Milwaukee, Wisconsin 53214-5650; telephone number (414) 977-4000. The respective directors and executive officers of Merge eFilm and Cedara may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Merge eFilm’s directors and executive officers is available in Merge eFilm’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 25, 2005, and information regarding Cedara’s directors and executive officers is available in Cedara’s notice of annual meeting and proxy circular for its 2004 annual meeting, which was filed with the Securities and Exchange Commission on September 24, 2004. Additional information regarding the interests of potential participants in the proxy solicitation will be contained in the joint proxy statement/management information circular to be filed with the Securities and Exchange Commission when it becomes available.

MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (1) (2)

(in thousands, except share data)

(unaudited)

	Three Months Ended March 31,
	2005	2004
Net sales:
Software and other	$7,109	$6,156
Services and maintenance	3,392	2,481
Total net sales	10,501	8,637
Cost of sales:
Software and other	989	1,115
Services and maintenance	1,634	1,466
Amortization	806	638
Total cost of sales	3,429	3,219
Gross profit	7,072	5,418
Operating costs and expenses:
Sales and marketing	1,655	1,694
Product research and development	753	482
General and administrative	1,318	912
Depreciation and amortization	199	189
Total operating costs and expenses	3,925	3,277
Operating income	3,147	2,141
Total other income, net	77	52
Income before taxes	3,224	2,193
Income tax expense	1,128	839
Net income	$2,096	$1,354

Net income per share – basic	$0.16	$0.10
Weighted average number of shares of common stock outstanding – basic	13,208,370	12,886,780
Net income per share – diluted	$0.15	$0.10
Weighted average number of shares of common stock outstanding – diluted	13,992,241	13,752,543

(1)          These condensed consolidated statements of operations should be read in conjunction with the Company’s Annual Report on Form 10-K for fiscal 2004 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2005 proposed to be filed on or prior to May 10, 2005.

(2)          Statement of operations is subject to change pending final valuation of the purchase accounting for the acquisition of AccuImage.

MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (1) (2)

(in thousands)

(unaudited)

	March 31, 2005	December 31, 2004

Cash	$22,569	$28,067
Accounts receivable, net	12,552	11,100
Inventory	1,094	1,082
Deferred tax asset	2,841	3,076
Other current assets	3,020	1,912
Current assets	42,076	45,237

Property and equipment, net	1,758	1,497
Intangibles, net, and other assets	38,618	32,209
Total assets	$82,452	$78,943

Accounts payable	$2,888	$2,020
Other current liabilities	2,623	2,616
Deferred revenue	6,502	5,839
Billings in excess of revenues – contracts in progress	2,523	2,839
Current liabilities	14,536	13,314

Deferred tax liability	2,060	2,062
Total liabilities	16,596	15,376

Shareholders’ equity	65,856	63,567

Total liabilities and shareholders’ equity	$82,452	$78,943

(1)          The condensed consolidated balance sheets should be read in conjunction with the Company’s Annual Report on Form 10-K for fiscal 2004 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 proposed to be filed on or prior to May 10, 2005.

(2)          Balance sheet is subject to change pending final valuation of the purchase accounting for the acquisition of AccuImage.

MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1) (2)

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2005	2004
Cash flows from operating activities:
Net income	$2,096	$1,354
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,005	827
Amortization of discount on note assumed in merger	—	4
Deferred income taxes	911	782
Change in assets and liabilities, net of acquisitions:
Accounts receivable, net	(1,163)	129
Inventory	8	(17)
Accounts payable	642	(241)
Other accrued liabilities	(731)	(218)
Deferred revenue and billings in excess of revenues	290	(386)
Other	(592)	(91)
Net cash provided by operating activities	2,466	2,143
Cash flows from investing activities:
Acquisitions, net of cash acquired	(6,808)	—
Purchases of property and equipment	(428)	(191)
Capitalized software development	(880)	(958)
Net cash used in investing activities	(8,116)	(1,149)
Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	155	257
Net cash provided by financing activities	155	257
Effect of exchange rate changes on cash	(3)	(9)
Net (decrease) increase in cash	(5,498)	1,242
Cash and cash equivalents, beginning of period	28,067	16,871
Cash and cash equivalents, end of period	$22,569	$18,113

(1)          The condensed consolidated statements of cash flows should be read in conjunction with the Company’s Annual Report on Form 10-K for fiscal 2004 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 proposed to be filed on or prior to May 10, 2005.

(2)          Statement of cash flows is subject to change pending final valuation of the purchase accounting for the acquisition of AccuImage.